As filed with the Securities and Exchange Commission on May 9, 2007
Registration Statement No. 333-140969

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	13-0435685
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 Arlozorov Street
Tel Aviv, Israel 62098
(866) 447-8636
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Corporation Service Company
80 State Street
Albany, NY 12207-2543
(518) 433-4740
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Yosef A. Maiman	Kenneth L. Henderson, Esq.
Chairman of the Board, Chief Executive Officer and	Bryan Cave LLP
President	1290 Avenue of the Americas
Ampal-American Israel Corporation	New York, NY 10104
111 Arlozorov Street	Telephone: (212) 541-2000
Tel Aviv, Israel 62098	Facsimile: (212) 541-4630
Telephone: (866) 447-8636
Facsimile: (011 972 3) 608-0101

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated      , 2007.

7,000,000 SHARES OF CLASS A STOCK

This prospectus relates to the resale by the selling stockholder, Di-Rapallo Holdings Ltd. (“Di-Rapallo”), from time to time of up to 7,000,000 shares of the Class A Stock of Ampal-American Israel Corporation. We will not receive any proceeds from the sale of the shares offered by this prospectus. The selling stockholder is our affiliate.

The selling stockholder identified in this prospectus, or its pledges, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our Class A Stock trades on the NASDAQ Global Market under the symbol “AMPL” and on the Tel Aviv Stock Exchange under the symbol “àîôì”. On May 7, 2007, the closing sale price of our Class A Stock was $4.77 per share on the NASDAQ Global Market and NIS 19.49 per share on the Tel Aviv Stock Exchange. You are urged to obtain current market quotations for the Class A Stock.

         See “Risk Factors” on page 3 to read about factors you should consider before buying shares of the Class A Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated ____________, 2007.

        You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone else to provide you with different or additional information. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. The information in this prospectus may only be accurate on the date of this prospectus and is subject to change after such date.

SUMMARY OF PROSPECTUS

        As used in this prospectus, the terms “Ampal,” “we,” “us,” “our,” and “Company” refer to Ampal-American Israel Corporation and its consolidated subsidiaries, unless the context indicates otherwise.

        We prepare our financial statements in United States dollars and in accordance with generally accepted accounting principles as applied in the United States, referred to as U.S. GAAP. In this prospectus, references to “$” and “dollars” are to United States dollars and references to “NIS” and “shekels” are to New Israeli Shekels.

         As used in this prospectus, the terms “NASDAQ” and “TASE” refer to the NASDAQ Global Market (formerly, the NASDAQ National Market) and to the Tel Aviv Stock Exchange, respectively. As used in this prospectus, the term “SEC” refers to the United States Securities and Exchange Commission.

        This summary highlights selected information in this prospectus and may not contain all of the information that is important to you. To better understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section contained in this prospectus. You should also read the financial statements and the notes to those statements and the other information about us that is incorporated by reference into this prospectus.

Our Company

Introduction

        Ampal is a New York corporation founded in 1942. The mailing address of our principal executive offices is 111 Arlozorov Street, Tel Aviv, Israel 62098, and our telephone number is (866) 447-8636 or 972-3-6080100.

         We primarily acquire interests in businesses that have principal operations that are Israel-related. Our investment focus is principally on companies or ventures where we can exercise significant influence, on our own or with investment partners, and use our management experience to enhance those investments. An important objective of ours is to seek investments in companies that operate in Israel. In determining whether to acquire an interest in a specific company, we consider potential return on investment, growth potential, projected cash flow, quality of management, investment size and financing, and the reputation of our potential investment partners.

        We invest principally in the following industry segments:

—	Energy, which is comprised solely of our holdings in East Mediterranean Gas Company, S.A.E.;

—	Real Estate, which is comprised of our wholly-owned subsidiaries and our investees that own, construct, or operate real estate; and

—	Leisure Time, which is comprised of our holdings through our investees of certain country club facilities in Israel.

        We currently have 13 employees and our subsidiaries, in total, employ approximately 293 employees.

        Our Class A Stock trades on the NASDAQ Global Market under the symbol “AMPL” and, since August 8, 2006, on the Tel Aviv Stock Exchange under the symbol “àîôì”.

Our Strategy

         Our strategy is to invest opportunistically in undervalued assets with an emphasis on the following sectors: Energy, Real Estate and Leisure Time. We believe that past experience, current opportunities, and a deep understanding of the above-referenced sectors both within Israel and internationally will allow our management to bring high returns to our shareholders. We emphasize investments that have long-term growth potential over investments which yield only short-term returns.

        We provide our investee companies with ongoing support through our involvement in our investees’ strategic decisions and by introducing our investees to the financial community, investment bankers and other potential investors both in and outside of Israel.

THE OFFERING

Class A stock offered	7,000,000 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	See "Risk Factors" and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Class A stock

NASDAQ Global Market Symbol	"AMPL"

RISK FACTORS

        In considering whether to purchase the securities being offered by this prospectus, you should carefully consider the risks described below, together with the other information contained in this prospectus.

        An investment in our securities involves risks and uncertainties. These risks and uncertainties could cause our actual results to differ materially from our historical results or the results contemplated by any forward-looking statements contained in this prospectus. The risks described below are not the only risks we face or that an investor in our securities face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. You should consider the following factors carefully, in addition to the other information contained in this prospectus or incorporated by reference herein, before deciding to purchase, sell or hold our securities:

Risk Factors Related to Ampal

Because most of the companies in which we invest conduct their principal operations in Israel, we may be adversely affected by the economic, political, social and military conditions in the Middle East.

         Most of the companies in which we directly or indirectly invest have principal operations that are Israel-related. We may, therefore, be directly affected by economic, political, social and military conditions in the Middle East, including Israel’s relationship with the Palestinian Authority and Arab countries. In addition, many of the companies in which we invest are dependent upon materials imported from outside of Israel. We also have interests in companies that export significant amounts of products from Israel. Our existing 12.5% stake in East Mediterranean Gas Company, an Egyptian joint stock company, represents a substantial portion of our investment portfolio and may be particularly sensitive to conditions in the Middle East. Accordingly, our operations could be materially and adversely affected by acts of terrorism or if major hostilities should continue or occur in the future in the Middle East or trade between Israel and its present trading partners should be curtailed, including as a result of acts of terrorism in the United States. Any such effects may impact our value and the value of our investee companies.

         During the summer of 2006, Israel was engaged in a military conflict with the Hizballa movement in Lebanon. This conflict was the most violent outbreak of hostilities in which Israel has been involved during the past several years. This situation had an adverse effect on the economy, primarily in the relevant geographic areas. Although we do not believe that this situation has had a material adverse effect on our business or financial condition, if such situation resumes and/or escalates, the adverse economic effect may deepen and spread to additional areas and may materially adversely affect the Company and its subsidiaries’ business and financial condition.

Because of our significant investment in EMG, we may be adversely affected by changes in the financial condition, business, or operations of EMG.

         As of December 31, 2006, the Company beneficially owns approximately 12.5% of EMG, which constitutes our single largest holding. As a result, changes in the financial condition, business or operations of EMG, including, without limitation, unexpected delays in first gas delivery, the completion of the pipeline, and the ability of EMG to utilize the pipeline, whether as a result of environmental, regulatory or political issues or otherwise, may impact our ability to receive dividends from EMG which could adversely affect our operations and financial condition. Additionally, we have a minority interest in EMG, and therefore, do not have the ability to direct the affairs of EMG.

The SEC may re-examine, suspend or modify our exemption from the Investment Company Act of 1940, as amended.

         In 1947, the SEC granted us an exemption from the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to an exemptive order. The exemptive order was granted based upon the nature of our operations. There can be no assurance that the SEC will not re-examine the exemptive order and revoke, suspend or modify it. A revocation, suspension or material modification of the exemptive order could materially and adversely affect us unless we were able to obtain other appropriate exemptive relief. In the event that we become subject to the provisions of the 1940 Act, we could be required, among other matters, to make changes, which might be material, to our management, capital structure and methods of operation, including our dealings with principal shareholders and their related companies.

As most of our investee companies conduct business outside of the United States, we are exposed to foreign currency and other risks.

        We are subject to the risks of doing business outside the U.S., including, among other risks, foreign currency exchange rate risks, changes in interest rates, equity price changes of our investee companies, import restrictions, anti-dumping investigations, political or labor disturbances, expropriation and acts of war. No assurances can be given that we will be protected from future changes in foreign currency exchange rates that may impact our financial condition or performance.

        Foreign securities or illiquid securities in our portfolio involve higher risk and may subject us to higher price volatility. Investing in securities of foreign issuers involves risks not associated with U.S. investments, including settlement risks, currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, expropriation, investment and repatriation restrictions, and settlement and custody risks.

Changes in accounting standards and taxation requirements could affect our financial results.

        New accounting standards or pronouncements that may become applicable to the Company from time to time, or changes in the interpretation of existing standards and pronouncements, could have a significant effect on our reported results for the affected periods. We are also subject to income tax in the numerous jurisdictions in which we generate revenues. Increases in income tax rates could reduce our after-tax income from affected jurisdictions.

We have had a history of losses which may ultimately compromise our ability to implement our business plan.

         We have had losses in four of the past five fiscal years. The net loss for 2006 was approximately $7.1 million. We will continue to make investments opportunistically and to divest ourselves from certain assets which we believe lack growth potential. However, if we are not able to generate sufficient revenues or we have insufficient capital resources, we will not be able to implement our business plan of investing in, and growing, companies with strong long-term growth prospectus and investors will suffer a loss in their investment. This may result in a change in our business strategies.

The loss of key executives could cause our business to suffer.

        Yosef A. Maiman, the Chairman of our board of directors, President & CEO, and other key executives have been key to the success of our business to date. The loss or retirement of such key executives and the concomitant loss of leadership and experience that would occur could adversely affect us.

We are controlled by a group of investors, which includes Yosef A. Maiman, our Chairman, and this control relationship could discourage attempts to acquire us.

         A group of shareholders consisting of Yosef A. Maiman, our Chairman, Ohad Maiman, Noa Maiman, and Yoav Maiman, and the companies Merhav (M.N.F.) Limited, De Majorca Holdings Ltd. and Di-Rapallo Holdings Ltd. beneficially owns approximately 62.0% of the voting power of our Class A Stock. The group was formed in recognition of the Maiman family’s strong connection with the Company and in furtherance of the group’s common goals and objectives as shareholders, including the orderly management and operation of the Company. By virtue of its ownership of Ampal, this group is able to control our affairs and to influence the election of the members of our board of directors. This group also has the ability to prevent or cause a change in control of Ampal. Mr. Maiman owns 100% of the economic shares and one-quarter of the voting shares of De Majorca and Di-Rapallo. Merhav (M.N.F.) Limited is wholly owned by Mr. Maiman.

Because we are a “controlled company,” we are exempt from complying with certain listing standards of the NASDAQ Global Market (“NASDAQ”).

        Because a group of investors who are acting together pursuant to an agreement hold more than 50% of the voting power of our Class A Stock, we are deemed to be a “controlled company” under the rules of NASDAQ. As a result, we are exempt from the NASDAQ rules that require listed companies to have (i) a majority of independent directors on the board of directors, (ii) a compensation committee and nominating committee composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (iv) a majority of the independent directors or a nominating committee composed solely of independent directors elect or recommend director nominees for selection by the board of directors. Accordingly, our directors who hold management positions or who are otherwise not independent have greater influence over our business and affairs.

We do not publish the value of our assets.

        It is our policy not to publish the value of our assets or our views on the conditions of or prospects for our investee companies. To the extent the value of our ownership interests in our investee companies were to experience declines in the future, our performance would be adversely impacted.

We do not typically pay cash dividends on our Class A Stock.

        We have not paid a dividend on our Class A Stock other than in 1995. Past decisions not to pay cash dividends on Class A Stock reflected our policy to apply retained earnings, including funds realized from the disposition of holdings, to finance our business activities and to redeem or repay our outstanding debt, including our $58,000,000 unsecured debentures on which principal payments commence in 2011. The payment of cash dividends in the future will depend upon our operating results, cash flow, working capital requirements and other factors we deem pertinent.

The market price per share of our Class A Stock on NASDAQ and TASE fluctuates and has traded in the past at less than our book value per share.

         Stock prices of companies, both domestically and abroad, are subject to fluctuations in trading price. Therefore, as with a company like ours that invests in stocks of other companies, our book value and market price will fluctuate, especially in the short term. As of May 7, 2007 the market price on NASDAQ was $4.77 per share. However our shares have in the past traded below book value. You may experience a decline in the value of your investment and you could lose money if you sell your shares at a price lower than you paid for them.

Our Class A Stock may not be liquid.

         Our Class A Stock is currently traded on NASDAQ and the TASE. The trading volume of our Class A Stock may be adversely affected due to the limited marketability of our Class A Stock as compared to other companies listed on NASDAQ and the TASE. Accordingly, any substantial sales of our Class A Stock may result in a material reduction in price of our Class A Stock because relatively few buyers may be available to purchase our Class A Stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This prospectus includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to us that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. We may also from time to time make forward-looking statements in our reports to the SEC on Form 10-K, Form 10-Q and Form 8-K, in our annual report to shareholders, in prospectuses, in press releases and other written materials, and in oral statements made by our officers, directors or employees to analysts, institutional investors, representatives of the media and others. When used in this prospectus, the words “anticipate,” “believe,” estimate,” “expect,” “intend,” “plan,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements reflect our current views with respect to future events or our future financial performance, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel or the Middle East, in the global business and economic conditions in the different sectors and markets where our portfolio companies operate and other risks detailed in our SEC filings.

        SHOULD ANY OF THOSE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS OR OUTCOME MAY VARY FROM THOSE DESCRIBED THEREIN AS ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED. SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS IN THIS PARAGRAPH AND ELSEWHERE DESCRIBED IN THIS PROSPECTUS AND OTHER DOCUMENTS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

USE OF PROCEEDS

        This prospectus relates to shares of our Class A Stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of Class A Stock in this offering. For information about the selling stockholders, see “Selling Stockholder”.

SELLING STOCKHOLDER

         The following table represents information regarding Di-Rapallo Holdings Ltd. (“Di-Rapallo”), our selling stockholder who is offering the resale of shares of Class A Stock by this prospectus. The table lists the number of shares of Class A Stock beneficially owned by Di-Rapallo, the number of shares of Class A Stock that may be sold in this offering and the number of shares of Class A Stock Di-Rapallo will own after the offering, assuming it sells all of the shares offered. We will not receive any proceeds from the resale of the Class A Stock by the selling stockholder. No other affiliate of Ampal will offer or sell securities pursuant to this prospectus and the registration statement of which it is a part.

         Di-Rapallo is a member of a “group” (as defined under Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended) beneficially owning approximately 62.0% of the voting power of our Class A Stock was formed. The members of the group include Di-Rapallo, Yosef A. Maiman, Ohad Maiman, Noa Maiman, Yoav Maiman and the companies Merhav (M.N.F.) Limited and De Majorca Holdings Ltd. By virtue of its ownership of Ampal, this group is able to control our affairs and to influence the election of the members of our board of directors. This group also has the ability to prevent or cause a change in control of Ampal. Additionally, Mr. Maiman owns 100% of Merhav and 100% of the economic shares and one-quarter of the voting shares of De Majorca Holdings Ltd. and Di-Rapallo. Di-Rapallo obtained its interest in Ampal by acquiring the shares of Y.M. Noy Investments Ltd. (“YM Noy”), upon the liquidation of YM Noy. YM Noy was also controlled by the Maiman family.

	A	B	C	D	E
Name	Outstanding Shares Owned	Percentage of Outstanding Shares Owned Prior to Offering	Shares Offered Hereby	Shares Owned After Offering	Percentage of Outstanding Shares Owned After Offering

Di-Rapallo Holdings Ltd.	11,750,132	23.8%	7,000,000	4,750,132	9.6	%(1)

(1)	Does not include the issuance of the 8,602,151 shares of Class A Stock in connection with the purchase of our interest in East Mediterranean Gas Co. S.A.E.

PLAN OF DISTRIBUTION

        The selling stockholder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Class A Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

—	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

—	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

—	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

—	an exchange distribution in accordance with the rules of the applicable exchange;

—	privately negotiated transactions;

—	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

—	a combination of any such methods of sale; and

—	any other method permitted pursuant to applicable law.

        The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling stockholder may from time to time pledge or grant a security interest in some or all of the Class A Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of Class A Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b) (3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         Upon Ampal being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Class A Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Class A Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon Ampal being notified in writing by the selling stockholder that a donee or pledgee intends to sell more than 500 shares of Class A Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

        The selling stockholder also may transfer the shares of Class A Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Class A Stock will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to Ampal that at the time it acquired the securities subject to this Registration Statement the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

        Ampal has advised the selling stockholder that it may not use shares registered on this Registration Statement to cover short sales of Class A Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the Class A Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of its respective shares under this Registration Statement.

DESCRIPTION OF CAPITAL STOCK

Description of Class A Stock and Related Rights

        The following summary does not purport to be complete. You should read the available provisions of the New York Business Corporation Law (“NYBCL”), our Restated Certificate of Incorporation, as amended and our by-laws, as amended. In addition, please note that this summary does not purport to describe any United States federal securities laws, SEC rules or regulations or regulations of the NASDAQ that are also applicable to Ampal’s shareholders. If you would like more information on the provisions of our Restated Certificate of Incorporation or by-laws, you may review our certificate of incorporation and our by-laws, each of which is incorporated by reference as an exhibit to the registration statement we have filed with the SEC. See “Where You Can Find More Information.”

Authorized Capital Stock

         We are authorized to issue up to 100,000,000 shares of Class A Stock, par value $1.00 per share, which is our sole class of common stock. As of May 7, 2007, we had outstanding 49,355,791 shares of Class A Stock, excluding 5,574,789 treasury shares. We have no other capital stock authorized.

Dividends

        Holders of Class A Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose. We have not paid a dividend on our Class A Stock since 1995 and did so only sporadically prior to that time.

Voting Rights

        Each share of Class A Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of Class A Stock do not have cumulative voting rights, which means that any holder or holders, acting in concert, of more than 50% of the Class A Common Stock can elect all of the directors if that person or persons chooses to do so.

Liquidation

        In the event of our liquidation, dissolution or winding up, holders of Class A Stock are entitled to ratable distribution of the remaining assets available for distribution to shareholders.

Preemptive Rights and Redemption Provisions

        The Class A Stock is not subject to redemption by operation of a sinking fund or otherwise.

        No holder of Class A Stock, now or hereafter authorized, has any preferential or preemptive right to subscribe for, purchase or receive any Class A Stock, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares or any securities convertible into or exchangeable for, or carrying options or warrants for, or other rights to purchase, such shares, which may at any time be issued, sold or offered for sale by Ampal.

        The issued and outstanding Class A Stock, once fully paid, are nonassessable.

Options/Warrants

         As of May 7, 2007 there are (i) 4,071,352 shares of Class A Stock reserved for issuance upon the exercise of outstanding warrants, (ii) 13,078,540 shares of Class A Stock issuable in connection with the purchase by Merhav Ampal Energy, Ltd., our wholly-owned subsidiary, of shares of East Mediterranean Gas Co. S.A.E. upon the exercise of a conversion of an outstanding promissory note, and (iii) 1,796,625 shares of Class A Stock reserved for issuance in connection with our stock incentive plan.

Certain Provisions of the Certificate of Incorporation and By-Laws

Number, Vacancies and Removal of Directors

        Our directors are elected annually at our annual meeting of shareholders. The number of our directors may be fixed from time to time by a resolution adopted by a majority of our entire Board, but the Board of Directors may not consist of fewer than three nor more than twenty-nine directors. A director may be removed with or without cause by the vote of the shareholders at a meeting or for cause by vote of the Board of Directors at a meeting. Any director vacancies for any reason, including for newly created directorships, may be filled by a vote of a majority of directors then in office, or by the shareholders.

Special Shareholder Meetings

        A special meeting of our shareholders can be called by our Chief Executive Officer, President or Secretary or by any officer, by order of our Board of Directors, or upon request in writing of shareholders holding 25% of the outstanding shares.

New York Anti-Takeover Law

        We are subject to the provisions of Section 912 of the New York Business Corporation Law, or BCL, which prohibits certain business combinations with interested shareholders and prevents certain persons from making a takeover bid for a New York corporation unless certain prescribed requirements are satisfied. Section 912 of the BCL defines an “interested shareholder” as any person that:

—	is the beneficial owner of 20% or more of the outstanding voting stock of a New York corporation, or

—	is an affiliate or associate of the corporation and at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the corporation’s then outstanding voting stock.

        Section 912 of the BCL provides that a New York corporation may not engage in a business combination, such as a merger, consolidation, recapitalization or disposition of stock, with any interested shareholder for a period of five years from the date that such person first became an interested shareholder unless the business combination was first approved by the board of directors prior to date such person became an interested shareholder.

        Additionally, a New York corporation may not engage at any time in any business combination with an interested shareholder unless:

—	the business combination is approved by the board of directors prior to the date such person first became an interested shareholder,

—	the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by the interested shareholder at a meeting of shareholders occurring no earlier that five years after such person first became an interested shareholder, or

—	the consideration to be paid to all of the shareholders in connection with the business combination is at least equal to the greater of (i) the price paid by the interested shareholder for the interest in the corporation or (ii) the market value of the stock of the corporation equal to the greater of its value when acquired by the interested shareholder or when the announcement of the business combination was made.

        The effect of Section 912 of the BCL may be to delay or prevent the consummation of a transaction which is favored by a majority of shareholders.

Limitation of Liability of Directors

        Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, or (iv) for any transaction from which the director receives an improper personal benefit. Our certificate of incorporation provides that our directors shall not be liable to us or our shareholders for a breach of their duties to the fullest extent in which elimination or limitation of the liability of directors are permitted by the BCL.

Indemnification of Officers and Directors

        Our By-laws contain provisions requiring indemnification of our directors and officers to the fullest extent authorized by the laws and statutes of the State of New York. Our By-laws require us to indemnify any person by reason of the fact that such person, his testator, or intestate is or was a director or officer of Ampal against any reasonable expenses (including attorneys’ fees), actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties except if such person breached his duty to us. The By-laws require us to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of Ampal against any and all judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney’s fees) actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties including, without limitation, one by or in the right of any other corporation which such person served in any capacity at our request, if such person acted in good faith, for a purpose which he believed to be in our best interests, and in criminal actions or proceedings in which he had no reasonable cause to believe that his conduct was unlawful. Our By-laws further provide that indemnification for expenses as described above may be paid in advance of the final disposition of such action or proceeding in the manner authorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent such advances exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York.

        Effective January 29, 2007, we purchased a Directors and Officers Liability Policies in the aggregate amount of $35,000,000 issued by XL Specialty Insurance Company. The cost of the policies, which expire January 29, 2008, was $575,000.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are allowed to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or subsequently incorporated by reference in, this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

—	Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on April 2, 2007.

—	Current Reports on Form 8-K, filed with the SEC on January 3, 2007, February 12, 2007 and February 21, 2007.

—	Definitive Proxy Statement, filed with the SEC on January 12, 2007, relating to a special meeting of shareholders to be held on February 7, 2007.

—	The description of Class A Stock contained in the Registration Statement on Form 8-A, filed with the SEC on May 3, 2000.

—	All documents subsequently filed by Ampal pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into the prospectus.

        Any statement contained in this prospectus, or in a document incorporated by reference, shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner to whom a prospectus is delivered, copies of all documents incorporated by reference. These documents will be provided without charge upon written or oral request at the following address and telephone number:

Ampal-American Israel Corporation
111 Arlozorov Street
Tel Aviv, Israel 62098
Tel: 972-3-6080100
Attn: Corporate Secretary

        If you request any such documents from us, we will mail them to you by mail, or another equally prompt means, within one business day after we receive your request. These documents will be provided at no cost to the requestor. Our web site address, where the incorporated reports and other documents may be accessed is http://www.ampal.com/pages/IR/sec_list.php. However, the information on our website that does not relate to the documents specifically incorporated by reference does not constitute a part of this prospectus.

        We have not authorized anyone to give any information or make any representation about this offering that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, you should not rely on any other information. If you are in a jurisdiction where offers to purchase, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy these reports and other information filed by us at the Public Reference Section of the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services, at the web site maintained by the SEC at http://www.sec.gov or at our web site at http://www.ampal.com.

        According to Chapter E’3 of the Israeli Securities Law and regulations promulgated thereunder, starting August 8, 2006, we are required to file with the ISA and the TASE any document that we are required to file or that we have furnished or made public to our investors in accordance with U.S. law and any other information that we receive from our shareholders regarding their holdings in Ampal, and which was furnished or that has to be furnished, according to U.S. law, to our shareholders. Such filings are available on the TASE’s website (http://maya.tase.co.il/bursa/index.asp), and are also available on the ISA’s website (http://www.magna.isa.gov.il).

EXPERTS

         The audited financial statements of Ampal-American Israel Corporation (the “Company”) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006, except as they relate to: Bay Heart Ltd. (fiscal 2006, 2005 and 2004), Carmel Container Systems Ltd. (fiscal 2006, 2005 and 2004), Coral World International Ltd. (fiscal 2006, 2005 and 2004), Epsilon Investment House Ltd. (fiscal 2004), Hod Hasharon Sport Center Ltd. (fiscal 2006, 2005 and 2004), Hod Hasharon Sport Center (1992) Limited Partnership (fiscal 2006, 2005 and 2004) and Renaissance Investment Co. Ltd. (fiscal 2004), have been so incorporated in reliance on the report of Kesselman & Kesselman CPAs (ISR) A member of PricewaterhouseCoopers International Limited , an independent registered public accounting firm, and, insofar as they relate to:

—	Bay Heart Ltd. (fiscal 2006, 2005 and 2004), by Brightman Almagor & Co., Certified Public Accountants Member firm of Deloitte Touche Tohmatsu

—	Carmel Container Systems Ltd. (fiscal 2006, 2005 and 2004), by Kost Forer Gabbay & Kasierer Member of Ernst & Young Global

—	Coral World International Ltd. (fiscal 2006, 2005 and 2004), by Fahn Kanne & Co. CPAs (ISR)

—	Epsilon Investment House Ltd. (fiscal 2004), by Kost Forer Gabbay & Kasierer

—	Hod Hasharon Sport Center Ltd. (fiscal 2006, 2005 and 2004), by KPMG Somekh Chaikin

—	Hod Hasharon Sport Center (1992) Limited Partnership (fiscal 2006, 2005 and 2004), by KPMG Somekh Chaikin

—	Renaissance Investment Co. Ltd. (fiscal 2004), by Kost Forer Gabbay & Kasierer whom are all independent registered public accounting firms, and whose reports thereon are separately incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Company’s financial statements have been incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 in reliance on the reports of such independent registered public accounting firms given on the authority of such firms as experts in auditing and accounting.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Bryan Cave LLP, New York, New York.

ENFORCEMENT OF CIVIL LIABILITIES

        There is doubt concerning the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to specified time limitations, Israeli courts may enforce a United States final executory judgment in a civil matter, including a monetary or compensatory judgment in a non-civil matter, obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel. The rules of private international law currently prevailing in Israel do not prohibit the enforcement of a judgment by Israeli courts provided that:

—	the judgment is enforceable in the state in which it was given;

—	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

—	the judgment and the enforcement of the judgment are not contrary to the law, public policy, security or sovereignty of the state of Israel;

—	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

—	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

        If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at an annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

7,000,000

Shares

AMPAL-AMERICAN ISRAEL CORPORATION

Class A Stock

PROSPECTUS

________, 2007

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered hereby, other than underwriting commissions and discounts. All amounts are estimates except the SEC Registration Fee.

SEC Registration fee	$1,018.63
Legal fees and expenses	$10,000.00
Accounting fees and expenses	7,900.00
Miscellaneous expenses	$15,000.00

Total	$33,918.63

        We intend to pay all expenses of with respect to the preparation and filing of this registration statement. The Selling Stockholder is responsible for the costs of distribution.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 722 of the Business Corporation Law of the State of New York (“BCL”), Article EIGHTH of our certificate of incorporation, and Sections 7.1 and 7.2 of our By-laws, provide for the indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

        Article EIGHTH of our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by law, including limitations contained in the provisions of paragraph (b) of Section 402 of the BCL.

        Article 7 of our By-laws provide for the indemnification of directors and officers as follows:

        7.1. Indemnification of Certain Persons. To the fullest extent permitted by the laws and statutes of the State of New York:

        (a) The corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic of foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and , in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        (b) The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        7.2. Indemnification for Expenses. Indemnification for expenses incurred in any civil or criminal action or proceeding as authorized under Section 7.1 (a) and (b) may be paid by the corporation in advance of the final disposition of such action or proceeding in the manner authorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent the expenses so advanced by the corporation exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits are filed as part of this prospectus and proxy statement:

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Ampal-American Israel Corporation, dated May 28, 1997. (Filed as Exhibit 3a. to Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference).

3.2	Certificate of Amendment of Certificate of Incorporation, dated July 18, 2006 (Filed as Exhibit 3.1 to Form 8K, filed with the SEC on July 19, 2006, and incorporated herein by reference).

3.3	Certificate of Amendment of Certificate of Incorporation, dated July 18, 2006 (Filed as Exhibit 3.2 to Form 8K, filed with the SEC on July 19, 2006, and incorporated herein by reference).

3.4	Certificate of Amendment of Certificate of Incorporation, dated February 7, 2007.†

3.5	By-Laws of Ampal-American Israel Corporation as amended, dated February 14, 2002 (Filed as Exhibit 3b. to Ampal’s Form 10-K for the year ended December 31, 2001, and incorporated herein by reference).

5.1	Opinion of Bryan Cave LLP as to the validity of securities being registered. **

23.1	Consent of Kesselman & Kesselman CPAs (Isr.)*

23.2	Consent of Brightman Almagor & Co.*

23.3	Consent of Kost Forer Gabbay & Kasierer*

23.4	Consent of Kesselman & Kesselman CPAs (ISR)*

23.5	Consent of Fahn Kanne & Co. CPAs (ISR)*

23.6	Consent of Kost Forer Gabbay & Kasierer*

23.7	Consent of KPMG Somekh Chaikin*

23.8	Consent of KPMG Somekh Chaikin*

23.9	Consent of Kesselman & Kesselman CPAs (ISR)*

23.10	Consent of Kesselman & Kesselman CPAs (ISR)*

23.11	Consent of Kost Forer Gabbay & Kasierer*

23.12	Consent of Bryan Cave LLP (contained in Exhibit 5.1)**

24.1	Power of Attorney †

*	Filed herewith

**	To be filed by Amendment.

†	Previously filed

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

Provided however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, State of Israel, on May 8, 2007.

AMPAL-AMERICAN ISRAEL CORPORATION By: /s/ Yosef A. Maiman —————————————— Yosef A. Maiman Chief Executive Officer, Chairman & President

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Yosef A. Maiman —————————————— Yosef A. Maiman	Chairman of the Board of Directors, President and Chief Executive Officer	May 8, 2007

/s/ Jack Bigio* —————————————— Jack Bigio	Director	May 8, 2007

/s/ Leo Malamud* —————————————— Leo Malamud	Director	May 8, 2007

/s/ Dr. Joseph Yerushalmi* —————————————— Dr. Joseph Yerushalmi	Director	May 8, 2007

/s/ Dr. Nimrod Novik* —————————————— Dr. Nimrod Novik	Director	May 8, 2007

/s/ Yehuda Karni* —————————————— Yehuda Karni	Director	May 8, 2007

/s/ Eitan Haber* —————————————— Eitan Haber	Director	May 8, 2007

/s/ Menahem Morag* —————————————— Menahem Morag	Director	May 8, 2007

/s/ Irit Eluz* —————————————— Irit Eluz	CFO, Senior Vice President - Finance and Treasurer (Principal Financial Officer)	May 8, 2007

/s/ Giora Bar-Nir* —————————————— Giora Bar-Nir	VP Accounting & Controller (Principal Accounting Officer)	May 8, 2007

*By: /s/ Yosef A. Maiman —————————————— Yosef A. Maiman, as attorney-in-fact